Exhibit 99.3 ARVINAS, INC. NONSTATUTORY STOCK OPTION AGREEMENT Inducement Grant Arvinas, Inc. (the “Company”) hereby grants the following stock option. The terms and conditions attached hereto are also a part hereof. Notice of Grant Name of optionee (the “Participant”): Grant Date: Number of shares of the Company’s Common Stock subject to this option (“Shares”): Option exercise price per Share: $ Vesting Start Date: Final Exercise Date: Vesting Schedule: Vesting Date: Number of Options that Vest: All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein. This option satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities. Arvinas, Inc. Signature of Participant Street Address By: Name of Officer: Title: City/State/Zip Code

- 2 - Arvinas, Inc. Nonstatutory Stock Option Agreement Incorporated Terms and Conditions 1. Grant of Option. This agreement evidences the grant by the Company, on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this agreement (the “Notice of Grant”) to the Participant of an option to purchase, in whole or in part, on the terms provided herein, the number of Shares set forth in the Notice of Grant of common stock, $0.001 par value per share, of the Company (“Common Stock”), at the exercise price per Share set forth in the Notice of Grant. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on the Final Exercise Date set forth in the Notice of Grant (the “Final Exercise Date”). The option evidenced by this agreement is being granted to the Participant pursuant to the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4), and not pursuant to the Company’s 2018 Stock Incentive Plan (as amended from time to time, the “Plan”) or any other equity incentive plan of the Company, as an inducement that is material to the Participant’s entering into employment with the Company. It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms. 2. Vesting Schedule. This option will become exercisable (“vest”) in accordance with the vesting schedule set forth in the Notice of Grant. The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof. 3. Exercise of Option. (a) Form of Exercise. Each election to exercise this option shall be in writing, in the form of the Stock Option Exercise Notice attached as Annex A, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, or in such other form (which may be electronic) as is approved by the Company, together with payment in full as follows: (1) in cash or by check, payable to the order of the Company;

- 3 - (2) except as may otherwise be approved by the Board of Directors of the Company (the “Board”), by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding; (3) to the extent approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board, and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements; (4) to the extent approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise; (5) to the extent permitted by applicable law and approved by the Board, by payment of such other lawful consideration as the Board may determine; or (6) by any combination of the above-permitted forms of payment, to the extent approved by the Board. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share. (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time the Participant exercises this option, is, and has been at all times since the Grant Date, an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”). (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the restrictive covenants (including, without limitation, the non-competition, non-solicitation, or confidentiality provisions) of any employment contract, the Non-Competition, Non-Solicitation,

- 4 - Confidentiality and Assignment Agreement to which the Participant is a party, if any, or any other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation. (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while the Participant is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of the Participant’s death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date. (e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment or other relationship. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of the Participant’s employment or other relationship by the Company for Cause, and the effective date of such termination is subsequent to the date of delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate upon the effective date of such termination of employment). If the Participant is subject to an individual employment agreement with the Company or eligible to participate in a Company severance plan or arrangement, in any case which agreement, plan or arrangement contains a definition of “cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement, plan or arrangement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform the Participant’s responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant’s employment shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted. 4. Withholding. No Shares will be issued pursuant to the exercise of this option nor will the Company otherwise recognize ownership of Common Stock under this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for

- 5 - withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise of this option or at the same time as payment of the exercise price, unless the Company determines otherwise. If approved by the Board, the Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares of Common Stock underlying this option, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with this option. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. 5. Transfer Restrictions; Clawback. (a) This option may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant; provided, however, that the Board may permit the gratuitous transfer of this option by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to this option to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of this option. The Company shall not be required to treat as the owner of this option or to issue any Common Stock to any transferee to whom this option has been transferred in violation of the provisions of this agreement. References to the Participant in this agreement, to the extent relevant in context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 5 shall be deemed to restrict a transfer to the Company. (b) In accepting this option, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future. 6. Adjustments for Changes in Common Stock and Certain Other Events.

- 6 - (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the number and class of securities and exercise price per share of this option shall be equitably adjusted by the Company (or substituted awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to this option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then the Participant, if the Participant exercises this option between the record date and the distribution date for such stock dividend, shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon exercise of this option, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend. (b) Reorganization Events. (1) A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company. (2) In connection with a Reorganization Event, the Board may take any one or more of the following actions with respect to this option (or any portion thereof) on such terms as the Board determines (except to the extent specifically provided otherwise in an another agreement between the Company and the Participant): (i) provide that this option shall be assumed, or a substantially equivalent award shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the Participant, provide that the unvested portion of this option will be forfeited immediately prior to the consummation of such Reorganization Event and/or the unexercised portion of this option will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that this option shall become exercisable, or restrictions applicable to this option shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to the Participant with respect to this option equal to (A) the number of shares of Common Stock subject to the vested portion of this option (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise price of this option and any applicable tax withholdings, in exchange for the termination of this option, (v) provide that, in connection with a liquidation or dissolution of the Company, this option shall convert into the right to receive liquidation proceeds (net of the

- 7 - exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. (3) For purposes of clause 6(b)(2)(i) above, this option shall be considered assumed if, following consummation of the Reorganization Event, this option confers the right to purchase, for each share of Common Stock subject to this option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of this option to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per-share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event. 7. Miscellaneous. (a) No Right To Employment or Other Status. The grant of this option shall not be construed as giving the Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with the Participant free from any liability or claim hereunder. (b) No Rights As Stockholder. Subject to the provisions of this option, the Participant shall not have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to this option until becoming the record holder of such shares. (c) Amendment. Except as otherwise provided in Section 7(d), the Board may from time to time amend, modify or terminate this agreement. Notwithstanding the foregoing, the Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant, or (ii) the change is permitted under Section 6 hereof. (d) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 6): (i) amend this option to provide an exercise price per share that is lower than the then current exercise price per share of the option, (ii) cancel this outstanding option and grant in substitution therefor a new option covering the same or a different number of shares of Common Stock and having an exercise per share lower than the then current exercise price per share of this option, (iii) cancel in exchange for a cash payment this option if its exercise price per share is above the then current fair market value of the Common Stock (valued in the manner determined by (or in a manner

- 8 - approved by) the Board), or (iv) take any other action that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market or any other exchange or marketplace on which the Company stock is listed or traded. (e) Acceleration. The Board may at any time provide that this option shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be. (f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to this agreement until (i) all conditions of this agreement have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations. (g) Administration by Board. The Board will administer this agreement and may construe and interpret the terms hereof. The Board may correct any defect, supply any omission or reconcile any inconsistency in this option in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on the Participant. No individual acting as a director, officer, employee or agent of the Company will be liable to the Participant or any other person for any claim, loss, liability, or expense incurred in connection with this option, nor will such individual be personally liable with respect to this option because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of this option has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the option unless arising out of such person’s own fraud or bad faith. (h) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers hereunder to one or more committees or subcommittees of the Board (a “Committee”). All references herein to the “Board” shall mean the Board or a Committee to the extent that the Board’s powers or authority hereunder have been delegated to such Committee. (i) Entire Agreement. This agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter hereof. (j) Governing Law. This agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

- 9 - ANNEX A Arvinas, Inc. Stock Option Exercise Notice Arvinas, Inc. [Address] [Address] Dear Sir or Madam: I, _____________________ (the “Participant”), hereby irrevocably exercise the right to purchase shares of the Common Stock, $0.001 par value per share (the “Shares”), of Arvinas, Inc. (the “Company”) at $___ per share pursuant to a stock option agreement with the Company dated (the “Option Agreement”). Enclosed herewith is a payment of $ , the aggregate purchase price for the Shares. The certificate for the Shares should be registered in my name as it appears below or, if so indicated below, jointly in my name and the name of the person designated below, with right of survivorship. Dated: Signature Print Name: Address: Name and address of persons in whose name the Shares are to be jointly registered (if applicable):